UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2006

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

7900 Gloria Avenue
Van Nuys, California 91406
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 14, 2006, the Registrant entered into a Consulting Agreement with Digital Acquisitions Company LLC (the “Consultant”). According to the agreement, the Registrant will retain the services of the Consultant for a period of 12 months. During the term, the Consultant will provide a number of services to the Registrant, including managing customer relations, assessing and managing key employees and advising and recommending strategies for improving operations. As compensation for the services it provides, the Consultant will receive the right (but will not have the obligation) to convert a portion or all of certain prepaid royalties received by the Registrant from the Consultant into the Registrant’s common stock at a conversion price which is the lower of $0.05 or the fair market value on the date of conversion. The prepaid royalties relate to certain distribution rights to four filmed music concerts acquired by the Consultant from the Registrant in March 2006.

In conjunction with the Consulting Agreement, the Registrant has agreed to terminate its relationship with its distributor in Canada, Mr. Lee Kasper, the President and Chief Executive Officer, has agreed to resign his positions and the Registrant has agreed that it will not enter into any further agreements with any vendors, suppliers or other third parties without consulting with the Consultant.

Provided that the Consultant is satisfied with its due diligence review, the Consultant will invest the sum of $150,000, either as an exercise of the option discussed in Item 3.02 below or as a purchase of additional shares of common stock, within 60 days from the date of the Consulting Agreement.

Item 3.02  Unregistered Sales of Equity Securities

In conjunction with the execution of the Consulting Agreement, the Registrant granted to the Consultant an option to purchase 23,000,000 shares of the Registrant’s common stock at an exercise price that is equal to the fair market value of the Registrant’s common stock on the date of the Consulting Agreement. The term of the option is 10 years. Also in conjunction with the Consulting Agreement, the Consultant has agreed to purchase 600,000 shares of the Registrant’s common stock for the sum of $24,000. The Registrant has agreed to register the securities. The Registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the option was issued, and the common stock will be issued, without any form of general solicitation or general advertising and the acquirer was an accredited investor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC.

By: /s/ Lee Kasper
       Lee Kasper, President

Dated: April 25, 2006